EXHIBIT (d)(2)


                             SUB-ADVISORY AGREEMENT


      AGREEMENT dated as of the 3rd day of October, 2001, between AmSouth Investment Management Company, LLC, a corporation with its principal place of business in Alabama (herein called the "Investment Adviser") and Five Points Capital Advisors, Inc., a corporation with its principal place of business in Alabama (herein called the "Sub-Adviser").

      WHEREAS, the Investment Adviser is the investment adviser to AmSouth Mutual Funds, a Massachusetts business trust (herein called the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("40 Act"); and

      WHEREAS, the Investment Adviser wishes to retain the Sub-Adviser to assist the Investment Adviser in providing investment advisory services in connection with such portfolios of the Trust as now or hereafter may be identified on Schedule A hereto as such Schedule may be amended from time to time with the consent of the parties hereto (each herein called a "Fund").

      WHEREAS, the Sub-Adviser is willing to provide such services to the Investment Adviser upon the terms and conditions and for the compensation set forth below.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Investment Adviser hereby appoints the Sub-Adviser its sub-adviser with respect to the Fund as provided for in the Investment Advisory Agreement between the Investment Adviser and the Trust dated as of May 12, 2001 (such Agreement or the most recent successor advisory agreement between such parties is herein called the "Advisory Agreement"). The Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. DELIVERY OF DOCUMENTS. The Investment Adviser shall provide to the Sub-Adviser copies of the Trust's most recent prospectus and statement of additional information (including supplement thereto) which relate to any class of shares representing interests in the Fund (each such prospectus and statement of additional information as presently in effect, and as they shall from time to time be amended and supplemented, is herein respectively called a "Prospectus" and a "Statement of Additional Information").

      3.    SUB-ADVISORY SERVICES TO THE FUNDS.


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            (a)   Subject to the  supervision  of the  Investment  Adviser,  the
Sub-Adviser will supervise the day-to-day operations of the Fund and perform the
following  services:   (i)  provide  investment  research  and  credit  analysis
concerning  the  Fund's  investments;   (ii)  conduct  a  continual  program  of
investment of the Fund's assets; (iii) place orders for all purchases and sales of the investments made for the Fund; (iv) maintain the books and records required in connection with its duties hereunder; and (v) keep the Investment Adviser informed of developments materially affecting the Fund.

            (b) The Sub-Adviser will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities; provided that, notwithstanding this Paragraph 3(b), the liability of the Sub-Adviser for actions taken and non-actions with respect to the performance of services under this Agreement shall be subject to the limitations set forth in Paragraph 11(a) of this Agreement.

            (c) The Sub-Adviser will communicate to the Investment Adviser and to the Trust's custodian and Fund accountants as instructed by the Investment Adviser on each day that a purchase or sale of a security is effected for the Fund (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale will be affected, (iv) the CUSIP number of the security, if any, and (v) such other information as the Investment Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement.

            (d) The Sub-Adviser will provide the services rendered by it hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information.

            (e) The Sub-Adviser will maintain records of the information set forth in Paragraph 3(c) hereof with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may reasonably request.

            (f) The Sub-Adviser will promptly review all (1) reports of current security holdings in the Fund, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of the Fund's shares less cash needed for redemptions and settlement of portfolio purchases), all within a reasonable time after receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust or its designee within three (3) business days after discovery of such discrepancies.

      4. BROKERAGE. The Sub-Adviser may place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders, the Sub-Adviser will consider the experience and skill of the firm's securities traders, as well as the firm's financial responsibility and administrative efficiency. The Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders.

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Consistent with these obligations,  the Sub-Adviser may, subject to the approval of the Board of Trustees of the Trust, select brokers on the basis of the research, statistical and pricing services they provide to the Fund. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such transaction is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits in the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Trust's principal distributor, the Investment Adviser or any affiliate thereof (as the term "affiliate" is defined in the 40 Act), except to the extent permitted by SEC exemptive order or by applicable law.

      5.    COMPLIANCE WITH LAWS:  CONFIDENTIALITY:  CONFLICTS OF INTEREST.

            (a) The Sub-Adviser agrees that it will comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Adviser in performance of its duties hereunder (herein called the "Rules").

            (b) The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

            (c) The Sub-Adviser will maintain a policy and practice of conducting sub-advisory services hereunder independently of the banking operations of its affiliates. In making investment recommendations for the Fund, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's account are bank customers of the Sub-Adviser's affiliates unless so required by applicable law. In dealing with their bank customers, affiliates of Sub-Adviser will not inquire or take into consideration whether securities of those customers are held by the Fund.

      6. CONTROL BY TRUST'S BOARD OF TRUSTEES. Any recommendations concerning the Fund's investment program proposed by the Sub-Adviser to the Fund and the Investment Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund pursuant thereto shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

      7. SERVICES NOT EXCLUSIVE. The Sub-Adviser's services hereunder are not deemed to be exclusive, and the Sub-Adviser shall be free to render similar or dissimilar services to others so long as its services under this Agreement are not impaired thereby.

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      8.    BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 of the Rules, and any other applicable Rule, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 and any other applicable Rule, the records required to be maintained by the Sub-Adviser hereunder pursuant to Rule 31a-1 and any other applicable Rule.

      9. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with the performance of its services under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. Notwithstanding the foregoing, the Sub-Adviser shall not bear expenses related to the operation of the Trust or any Fund including, but not limited to, taxes, interest, brokerage fees and commissions and any extraordinary expense items.

      10. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Investment Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears on the first business day of each month equal to the lesser of (i) the fee at the applicable annual rates set forth on Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Investment Adviser and the Sub-Adviser. If the fee payable to the Sub-Adviser pursuant to this paragraph begins to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. For purposes of calculating fees, the value of a Fund's net assets shall be computed in the manner specified in the Prospectus and the Trust's Declaration of Trust for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of the Fund's shares. Payment of said compensation shall be the sole responsibility of the Investment Adviser and shall in no way be an obligation of the Fund or of the Trust.

      11.   LIMITATION OF LIABILITY.

            (a) The Sub-Adviser shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Investment Adviser, the Trust or the Fund in connection with the matters to which Agreement relates, except that Sub-Adviser shall be liable to the Investment Adviser for a loss resulting from a breach of fiduciary duty by Sub-Adviser under the 40 Act with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Investment Adviser.

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            (b)    The Investment  Adviser shall be responsible at all times for supervising the Sub-Adviser, and this Agreement does not in any way limit the duties and responsibilities that the Investment Adviser has agreed to under the Advisory Agreement.

      12. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund and, unless sooner terminated as provided herein, shall continue with respect to the Fund until January 31, 2002. Thereafter, if not terminated, this Agreement shall continue in effect for successive 12-month periods ending on January 31st of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that this Agreement may be terminated with respect to the Fund (i) by the Trust at any time without the payment of any penalty by the Board of Trustees of the Trust,
(ii) by vote of a majority of the  outstanding  voting  securities  of the Fund,
(iii) by the Investment  Adviser on 60 days written notice to the Sub-Adviser or
(iv) by the Sub-Adviser on 60 days written notice to the Investment Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meaning as such terms have in the 40 Act.)

      13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be effected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective successors and shall be governed by Alabama law.

      The names "AmSouth Mutual Funds" and "Trustees of AmSouth Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended Agreement and Declaration of Trust dated as of June 25, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                                      -6-
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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


      (SEAL)                        AMSOUTH INVESTMENT MANAGEMENT COMPANY, LLC


                                    By: /s/ Brian B. Sullivan
                                    Title: President

      (SEAL)                        FIVE POINTS CAPITAL ADVISORS, INC.


                                    By: /s/ Frederick S. Crown, Jr.
                                    Title: President

                                      -6-

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                                                        Dated:   October 3, 2001

                                   SCHEDULE A

                            To Sub-Advisory Agreement
                           dated as of October 3, 2001
               between AmSouth Investment Management Company, LLC
                     and Five Points Capital Advisors, Inc.



NAME OF FUND                        COMPENSATION
------------                        ------------

AmSouth Bond Fund                   Annual rate of thirty-two and one half
                                    one-hundredths of one percent (.325%) of the average daily net assets of such Fund;
                                    provided that if AmSouth Investment
                                    Management Company, LLC waives some or all of its investment advisory fee, Five Points
                                    Capital Advisors, Inc. shall waive its fee so that it shall receive no more than fifty percent (50%) of the net investment advisory fee paid to AmSouth Investment Company, LLC.


AmSouth Large Cap Fund              Annual rate of forty one-hundredths of one
                                    percent (.40%) of the average daily net
                                    assets of such Fund; provided that if
                                    AmSouth Investment Management Company, LLC waives some or all of its investment advisory fee, Five Points Capital Advisors,
                                    Inc. shall waive its fee so that it shall receive no more than fifty percent (50%) of the net investment advisory fee paid to Am
                                    South Investment Management Company, LLC.


AmSouth Capital Growth Fund         Annual rate of forty-one hundredths of one
                                    percent (.40%) of the average daily net
                                    assets of such Fund; provided that if
                                    AmSouth Investment Management Company, LLC waives some or all of its investment advisory fee, Five Points Capital Advisors,
                                    Inc. shall waive its fee so that it shall receive no more than fifty percent (50%) of

                                      A-1


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                                    the net investment advisory fee paid to
                                    AmSouth Investment Management Company, LLC.


AmSouth Value Fund                  Annual rate of forty one-hundredths of one
                                    percent (.40%) of the average daily net
                                    assets of such Fund; provided that if
                                    AmSouth Investment Management Company, LLC waives some or all of its investment advisory fee, Five Points Capital Advisors,
                                    Inc. shall waive its fee so that it shall receive no more than fifty percent (50%) of the net investment advisory fee paid to AmSouth Investment Management Company, LLC.


Consented to by:



Date 10-3-01                        AMSOUTH INVESTMENT MANAGEMENT COMPANY, LLC

                                    By: /s/ Brian B. Sullivan




Date: 10-3-01                       FIVE POINTS CAPITAL ADVISORS, INC.

                                    By: /s/ Frederick S. Crown, Jr.


                                      A-2